Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Bogen Communications International, Inc. (formerly European Gateway Acquisition Corp.) on Form S-1 (No. 33-65294) and Form S-3 (No. 33-99662) of our report dated March 7, 1997, on our audits of the consolidated financial statements and financial statement schedules of Bogen Communications International, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.

                                                        COOPERS & LYBRAND L.L.P.

New York, New York
March 27, 1997